Exhibit 99.1

JOANN ANNOUNCES SECOND QUARTER FISCAL YEAR 2022 RESULTS

•	Net sales of $496.9 million, a total comparable sales growth of 8.1% on a two-year basis
•	Continued margin expansion driving gross profit dollar growth of 17.8% on a two-year basis
•	Net income of $5.2 million or an increase of $173.0 million compared to the second quarter of fiscal 2020
•	Adjusted EBITDA of $23.5 million or an increase of $27.8 million compared to the second quarter of fiscal 2020

HUDSON, OH (September 2, 2021) — JOANN Inc. (NASDAQ: JOAN) (“JOANN”), the nation’s category leader in sewing and one of the fastest growing competitors in the arts and crafts category, today reported results for its second quarter ending July 31, 2021.

Wade Miquelon, JOANN’s President and Chief Executive Officer stated, “We achieved a number of important milestones in our first full quarter as a newly public company. We continued to accelerate growth in gross profit dollars and net earnings on a two-year basis in what is historically our lowest volume period of our fiscal year.  We also continued to position our business for success in our upcoming key fall and holiday seasons.  Despite numerous supply chain challenges, we are on track to deliver a broad and exciting array of fashion and seasonal products in time for our peak sales events and our customer engagement and satisfaction are at record levels as evidenced by our net promoter scores.  Our team members continue to deliver a great customer experience amidst what continues to be a high level of uncertainty driven by the COVID-19 pandemic, and I could not be prouder of the job they do every day.  We look forward to continuing to delight our customers and deliver strong results through the balance of this year.”

Second Quarter Highlights:

•	Net sales decreased by 29.8% compared to the same period last year, to $496.9 million with total comparable sales decreasing 29.9%. On a two-year stack, total comparable sales increased by 8.1%.
•

Omni-channel net sales reached $53.5 million, up 115% on a two-year basis and represented approximately 11% of total second quarter sales (compared to around 5% in the second quarter of fiscal 2020). Our buy online pick-up in store and curbside pickup features continue to be especially popular with our customers.

•	Gross profit increased 17.8% to $266.8 million compared to the same period two years ago.
•	Gross profit as a percent of sales improved to 53.7%, up 410 basis points compared to the same period last year. The gross margin increased by 460 basis points on a two-year basis.
•	Net income of $5.2 million, improved by $173.0 million compared to the same quarter two years ago.
•	Adjusted EBITDA of $23.5 million, improved by $27.8 million compared to the same quarter two years ago.
•	Our first quarterly dividend of $0.10 per share was paid to holders of JOANN common stock.
•	We launched our international e-commerce platform, currently shipping to 29 countries offering products across every major product category.

Balance Sheet Highlights:

•	Completed a debt refinancing with a new $675 million term loan facility. Maturity was extended to July of 2028 with improved interest rate pricing and business terms.
•	Adjusted EBITDA for Credit Agreement reporting was $295.8 million on a trailing 12-month basis, resulting in net debt to Adjusted EBITDA leverage of 2.7x.
•	Long-term debt, net was $771.2 million as of July 31, 2021, with cash and cash equivalents of $22.1 million.
•	Working capital efficiency continues to improve based on inventory turns of 2.1x as of July 31, 2021 - an improvement from 1.9x as of August 1, 2020.

Webcast and Conference Call Information:

JOANN management will host a conference call and webcast to discuss the results today, Thursday, September 2, 2021 at 5:00 p.m. ET. The number to call for the live interactive teleconference is 1 (800) 774-6070 and the passcode is 9752013#.

The live broadcast of JOANN’s conference call will be available online at the Company's website, www.joann.com, under the Investor Relations section, on September 2, 2021, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and will be available for one year.

JOANN Inc.

Consolidated Statements of Income

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
	(Dollars in millions except per share data)
Net sales	$496.9	$708.0	$1,071.3	$1,207.4
Cost of sales	230.1	356.6	501.8	610.2
Selling, general and administrative expenses	247.0	283.6	496.9	525.7
Depreciation and amortization	20.1	19.7	40.5	39.5
Operating (loss) profit	(0.3)	48.1	32.1	32.0
Interest expense, net	14.8	18.3	28.0	41.0
Debt related loss (gain)	3.1	(146.8)	3.0	(149.9)
Gain on sale leaseback	(24.5)	—	(24.5)	—
Income before income taxes	6.3	176.6	25.6	140.9
Income tax provision	1.1	26.7	5.3	14.6
Net income	$5.2	$149.9	$20.3	$126.3

Earnings per common share:
Basic	$0.12	$4.29	$0.50	$3.62
Diluted	$0.12	$4.17	$0.49	$3.56
Weighted-average common shares outstanding:
Basic	42,159,899	34,902,380	40,272,308	34,902,380
Diluted	43,661,417	35,908,553	41,685,944	35,496,262

JOANN Inc.

Consolidated Balance Sheets

(Unaudited)

	July 31, 2021	August 1, 2020
	(Dollars in millions)
Assets
Current assets:
Cash and cash equivalents	$22.1	$41.1
Inventories	632.0	601.1
Prepaid expenses and other current assets	78.2	39.4
Total current assets	732.3	681.6

Property, equipment and leasehold improvements, net	263.4	305.7
Operating lease assets	847.8	893.0
Goodwill, net	162.0	162.0
Intangible assets, net	373.8	380.7
Other assets	25.5	18.7
Total assets	$2,404.8	$2,441.7

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$266.2	$284.8
Accrued expenses	136.6	145.0
Current portion of operating lease liabilities	175.0	176.0
Current portion of long-term debt	6.8	—
Total current liabilities	584.6	605.8

Long-term debt, net	771.2	905.0
Long-term operating lease liabilities	771.8	838.4
Long-term deferred income taxes	87.5	92.2
Other long-term liabilities	52.7	44.9

Shareholders’ equity (deficit):
Common stock, stated value $0.01 per share	0.4	0.3
Additional paid-in capital	202.8	124.0
Retained deficit	(52.9)	(155.0)
Accumulated other comprehensive loss	—	(0.6)
Treasury stock at cost	(13.3)	(13.3)
Total shareholders’ equity (deficit)	137.0	(44.6)
Total liabilities and shareholders’ equity (deficit)	$2,404.8	$2,441.7

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	July 31, 2021	August 1, 2020	August 3, 2019	July 31, 2021	August 1, 2020	August 3, 2019
	(Dollars in millions)
Net income (loss)	$5.2	$149.9	$(167.8)	$20.3	$126.3	$(180.1)
Income tax provision (benefit)	1.1	26.7	(16.0)	5.3	14.6	(19.2)
Interest expense, net	14.8	18.3	25.4	28.0	41.0	51.5
Debt related loss (gain) (1)	3.1	(146.8)	—	3.0	(149.9)	—
Gain on sale leaseback (2)	(24.5)	—	—	(24.5)	—	—
Depreciation and amortization (3)	20.2	19.7	18.8	40.8	39.6	38.3
Strategic initiatives (4)	0.5	1.3	1.8	0.8	2.4	5.9
COVID-19 costs (5)	—	21.1	—	1.3	31.8	—
Technology development expense (6)	1.8	1.3	1.1	3.6	2.4	2.3
Stock-based compensation expense	0.7	0.4	0.4	1.3	0.8	0.6
Loss on disposal and impairment of fixed and operating lease assets	—	0.4	0.1	—	3.8	0.1
Goodwill and trade name impairment (7)	—	—	130.4	—	—	130.4
Sponsor management fee (8)	—	—	1.3	0.4	0.8	2.6
Other (9)	0.6	0.8	0.2	0.7	1.2	1.0
Adjusted EBITDA	$23.5	$93.1	$(4.3)	$81.0	$114.8	$33.4

(1)	“Debt related loss (gain)” represents losses and gains associated with debt repurchases below par and write off of unamortized fees and original issue discount associated with debt refinancing.
(2)	“Gain on sale leaseback” represents the gain attributable to the sale leaseback of our distribution center in Opelika, Alabama.
(3)	“Depreciation and amortization” represents depreciation, amortization of intangible assets and amortization of content costs.
(4)

“Strategic initiatives” represents non-recurring costs, such as third-party consulting costs and one-time start-up costs, that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives, including costs (i) to design a new prototype and assortment optimization process for locations, (ii) related to our efforts to initially evaluate and implement opportunities to offset the significant costs incurred due to the new U.S. tariffs on merchandise produced in China, (iii) to start up a new technology product that would traditionally be incurred by our vendors, (iv) to evaluate our opportunity in new potential lines of business and (v) to analyze improved supply chain capabilities.

(5)

“COVID-19 costs” represents premium pay for location team members, cleaning and location capacity management labor, one-time supply chain disruption costs, incremental seasonal clearance associated with location closures, donations for our mask making initiative and additional location cleaning supplies.

(6)

“Technology development expense” represents one-time IT project management and implementation expenses, such as temporary labor costs, third-party consulting fees and user fees incurred during the development period of a new software application, that are not part of our ongoing operations and are typically redundant during the initial implementation of software applications or other technology systems across different functional operations of our business before they are in productive use.

(7)

Based on our evaluation for impairment of the carrying amount of goodwill and trade name on our balance sheet. Impairment recorded was driven predominantly by the result of negative total comparable sales and declining margins, primarily resulting from the incremental U.S. tariffs on Chinese imports, along with a weaker than expected peak selling season.

(8)

“Sponsor management fee” represents management fees paid to our sponsor, LGP (or advisory affiliates thereof), in accordance with our management services agreement. The management fee was discontinued upon the completion of our initial public offering in March 2021 as LGP no longer provides managerial services to us in any form.

(9)	“Other” represents one-time severance, certain legal, executive leadership transition and business transition expenses.

JOANN Inc.

Reconciliation of Net Income to Adjusted Net (Loss) Income

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
	(Dollars in millions except per share data)
Net income	$5.2	$149.9	$20.3	$126.3
Debt related loss (gain)	3.1	(146.8)	3.0	(149.9)
Gain on sale leaseback	(24.5)	—	(24.5)	—
Strategic initiatives	0.5	1.3	0.8	2.4
COVID-19 costs	—	21.1	1.3	31.8
Technology development expense	1.8	1.3	3.6	2.4
Stock-based compensation expense	0.7	0.4	1.3	0.8
Loss on disposal and impairment of fixed and operating lease assets	—	0.4	—	3.8
Sponsor management fee	—	—	0.4	0.8
Other	0.6	0.8	0.7	1.2
Tax impact of adjustments (10)	4.3	18.5	3.2	16.6
Adjusted net (loss) income	$(8.3)	$46.9	$10.1	$36.2

Diluted earnings per share	$0.12	$4.17	$0.49	$3.56
Adjusted diluted (loss) earnings per share	$(0.20)	$1.31	$0.24	$1.02

Weighted-average shares outstanding - basic	42,159,899	34,902,380	40,272,308	34,902,380
Weighted-average shares outstanding - diluted	43,661,417	35,908,553	41,685,944	35,496,262

(10)	“Tax impact of adjustments” represents the tax effect of the total adjustments based on our forecasted annual effective tax rate, before discrete adjustments, for both fiscal 2021 and fiscal 2022.

JOANN Inc.

Reconciliation of Net Cash Provided by Operating Activities to Credit Facility Adjusted EBITDA

(Unaudited)

(in millions)	Four Quarters Ended July 31, 2021
Net cash provided by operating activities	$41.8
Non-cash operating lease expense	(157.1)
Depreciation and amortization excluding content cost amortization	(81.0)
Deferred income taxes	5.0
Stock-based compensation expense	(2.0)
Amortization of deferred financing costs and original issue discount	(3.2)
Debt related gain	2.2
Gain on sale leaseback	24.5
Loss on disposal and impairment of other fixed assets	(1.2)
Change in operating assets and liabilities	277.3
Net income	$106.3
Income tax provision	18.7
Interest expense, net	55.9
Debt related gain	(2.2)
Gain on sale leaseback	(24.5)
Depreciation and amortization	81.8
Strategic initiatives	4.6
COVID-19 costs	34.5
Technology development expense	7.0
Stock-based compensation expense	2.0
Loss on disposal and impairment of fixed and operating lease assets	1.8
Sponsor management fee	0.9
Other	2.7
Adjusted EBITDA	$289.5
Pre-opening and closing costs excluding loss on disposal of fixed assets	6.3
Credit Facility Adjusted EBITDA	$295.8

Non-GAAP Financial Measures

Adjusted EBITDA

JOANN presents Adjusted EBITDA, which is not a recognized financial measure under accounting principles generally accepted in the United States of America (“GAAP”), because it believes it assists investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that Adjusted EBITDA is helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. JOANN also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; supplementing GAAP measures of performance in the evaluation of the effectiveness of its business strategies; making budgeting decisions; comparing its performance against that of other peer companies using similar measures; and because its credit facilities use measures similar to Adjusted EBITDA measuring its compliance with certain covenants.

JOANN defines Adjusted EBITDA as net income (loss) plus income tax provision (benefit), interest expense, net, debt related (gain) loss, sale leaseback gains and depreciation and amortization, as further adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including costs related to strategic initiatives, COVID-19 costs, technology development expense, stock-based compensation expense, loss on disposal and impairment of fixed and operating lease assets, sponsor management fees and other one-time costs. The further adjustments are itemized in the table above.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of JOANN’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect its cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in its cash requirements for its working capital needs;
•	Adjusted EBITDA does not reflect the interest expense and the cash requirements necessary to service interest and principal payments on its debt;
•	Adjusted EBITDA does not reflect cash requirements for replacement of assets that are being depreciated and amortized;
•	Adjusted EBITDA does not reflect non-cash compensation, which is a key element of JOANN’s overall long-term incentive compensation;
•	Adjusted EBITDA does not reflect the impact of certain cash charges or cash receipts resulting from matters it does not find indicative of its ongoing operations; and
•	other companies in JOANN’s industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

JOANN compensates for these limitations by relying primarily on JOANN’s GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

JOANN presents adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized financial measures under GAAP, because it believes these additional key measures assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that adjusted net income (loss) and adjusted diluted earnings (loss) per share are helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. JOANN also uses adjusted net income (loss) and adjusted diluted earnings (loss) per share to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies; to make budgeting decisions; and to compare its performance against that of other peer companies using similar measures.

JOANN defines adjusted net income (loss) as net income (loss) adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including debt related gains and losses, sale leaseback gains, costs related to strategic initiatives, COVID-19 costs, technology development expense, stock-based compensation expense, loss on disposal and impairment of fixed and operating lease assets, sponsor management fees and other one-time costs. The adjustments are itemized in the table above. Adjusted diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted-average number of common shares outstanding assuming dilution in periods in which there is an adjusted net income.

Credit Facility Adjusted EBITDA

JOANN presents Credit Facility Adjusted EBITDA because it is a measure that is calculated in accordance with JOANN’s asset-based revolving credit facility agreement, as amended, and senior secured term loan facility (collectively “Credit Facilities”) and used to determine compliance with certain ratios in the Credit Facilities, tested each quarter on the basis of the preceding four quarters. Accordingly, management believes that Credit Facility Adjusted EBITDA is material to an investor’s understanding of JOANN’s financial condition and liquidity.

JOANN defines Credit Facility Adjusted EBITDA as Adjusted EBITDA (as defined above) plus pre-opening and closing costs excluding loss on disposal of fixed assets, which is calculated consistently with the calculation of Adjusted EBITDA under the Credit Facilities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. JOANN intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” or “should,” or the negative thereof or other variations thereon or comparable terminology. Many factors could affect JOANN’s actual financial results and cause them to vary materially from the expectations contained in forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: the effects of potential changes to U.S. trade regulations and policies, including tariffs, on JOANN’s business; developments involving JOANN’s competitors and its industry; potential future impacts of the COVID-19 pandemic, including effects on supply chain costs and capacity; JOANN’s ability to timely identify or effectively respond to consumer trends, and the potential effects of that ability on its relationship with its customers, the demand for JOANN’s products and its market share; JOANN’s expectations regarding the seasonality of its business; JOANN’s ability to manage the distinct risks facing its e-commerce business and maintain a relevant omni-channel experience for its customers; JOANN’s ability to maintain or negotiate favorable lease terms; JOANN’s ability to anticipate and effectively respond to disruptions or inefficiencies in its distribution network, e-commerce fulfillment function and transportation system; JOANN’s ability to execute on its growth strategy to renovate and improve the performance of its existing locations; JOANN’s ability to execute on its cost-saving initiatives; JOANN’s ability to attract and retain a qualified management team and other team members while controlling its labor costs; the impact of JOANN’s debt and lease obligations on its ability to raise additional capital to fund its operations and maintain flexibility in operating its business; JOANN’s reliance on and relationships with third party service providers; JOANN’s reliance on and relationships with foreign suppliers and their ability to supply it with adequate, timely, and cost-effective product supplies; JOANN’s ability, and its third party service providers’ ability, to maintain security and prevent unauthorized access to electronic and other confidential information; the impacts of potential disruptions to JOANN’s information systems, including its websites and mobile applications; JOANN’s ability to respond to risks associated with existing and future payment options; JOANN’s ability to maintain and enhance a strong brand image; JOANN’s ability to maintain adequate insurance coverage; JOANN’s status as a “controlled company” and control of JOANN as a public company by affiliates of Leonard Green & Partners, L.P.; and the impact of evolving governmental laws and regulations and the outcomes of legal proceedings.

The preceding list is not intended to be an exhaustive list of all of JOANN’s forward-looking statements. JOANN has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While JOANN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond JOANN’s control. Furthermore, the potential impact of the COVID-19 pandemic on JOANN’s business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect JOANN’s forward-looking statements. Given these risks and uncertainties, Readers are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included elsewhere in this document are not guarantees of future performance and JOANN’s actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements included elsewhere in this document. In addition, even if JOANN’s results of operations, financial condition and liquidity, and events in the industry in which it operates, are consistent with the forward-looking statements included elsewhere in this document, they may not be predictive of results or developments in future periods. Any forward-looking statement that JOANN makes in this document speaks only as of the date of such statement. Except as required by law, JOANN does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this document.

About JOANN

For more than 75 years, JOANN has inspired creativity in the hearts, hands, and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 853 stores across 49 states and robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance, and inspiration needed to achieve any project or passion.

Investor Relations Contacts:

Ajay Jain

ajay.jain@joann.com

330-463-8585

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887